SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Dionex Corporation

(Name of Registrant as Specified In Its Charter)

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DIONEX CORPORATION

501 Mercury Drive
Sunnyvale, California 94085

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 24, 2003

TO THE STOCKHOLDERS OF DIONEX CORPORATION:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Dionex Corporation, a Delaware corporation (the “Company”), will be held at Dionex Corporation, 501 Mercury Drive, Sunnyvale, California, on Friday, October 24, 2003 at 9:30 a.m. local time, for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are elected.

2.	To approve adoption of the 2003 Employee Stock Participation Plan.

3.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for its fiscal year ending June 30, 2004.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on September 8, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

CHRISTOPHER A. WESTOVER
Secretary

Sunnyvale, California

September 19, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. STOCKHOLDERS WITH SHARES REGISTERED DIRECTLY WITH THE COMPANY’S TRANSFER AGENT, EQUISERVE, L.P. (“EQUISERVE”), MAY CHOOSE TO VOTE THOSE SHARES VIA THE INTERNET AT EQUISERVE’S VOTING WEB SITE (WWW.EPROXYVOTE.COM/ DNEX), OR THEY MAY VOTE TELEPHONICALLY, WITHIN THE U.S. ONLY, BY CALLING EQUISERVE AT 1 (877) 779-8683. STOCKHOLDERS HOLDING SHARES WITH A BROKER OR BANK MAY ALSO BE ELIGIBLE TO VOTE VIA THE INTERNET OR TO VOTE TELEPHONICALLY IF THEIR BROKER OR BANK PARTICIPATES IN THE PROXY VOTING PROGRAM PROVIDED BY ADP INVESTOR COMMUNICATION SERVICES. SEE “VOTING VIA THE INTERNET OR BY TELEPHONE” IN THE PROXY STATEMENT FOR FURTHER DETAILS.

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1
PROPOSAL 2 ADOPTION OF 2003 EMPLOYEE STOCK PARTICIPATION PLAN
PROPOSAL 3 APPROVAL OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
OTHER MATTERS
APPENDIX A
APPENDIX B

DIONEX CORPORATION

501 Mercury Drive
Sunnyvale, California 94085

2003 Proxy Statement

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Dionex Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Friday, October 24, 2003, at 9:30 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Dionex Corporation, 501 Mercury Drive, Sunnyvale, California.

Solicitation

      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

      The Company intends to mail this proxy statement and accompanying proxy card on or about September 19, 2003 to all stockholders entitled to vote at the Annual Meeting.

Voting Via the Internet or by Telephone

      Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

If you hold your shares in an account with a
If you hold your shares directly registered	broker or bank that participates in the ADP Investor
in your name with EquiServe:	Communication Services program:

To vote by phone: within the U.S. only, call toll-free 1 (877) 779-8683.	To vote by phone: your voting form from your broker or bank will show the telephone number to call.

To vote via the Internet: use EquiServe’s voting Web site (www.eproxyvote.com/dnex)	To vote via the Internet: use the ADP Investor Communication Services’ voting Web site (www.proxyvote.com).

For Shares Directly Registered in the Name of the Stockholder

      Stockholders of record with shares registered directly with EquiServe, L.P. (“EquiServe”) may grant a proxy to vote their shares by means of the telephone, within the U.S. only, by calling EquiServe at 1 (877) 779-8683 (toll-free), or may grant a proxy to vote their shares via the Internet at EquiServe’s voting Web site (www.eproxyvote.com/dnex).

For Shares Registered in the Name of a Broker or Bank

      Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by EquiServe for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com).

General Information for All Shares Voted Via the Internet or by Telephone

      Votes submitted via the Internet or by telephone must be received by 12:00 midnight, Eastern Daylight Time, on October 23, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

      The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Voting Rights and Outstanding Shares

      Only holders of record of Common Stock at the close of business on September 8, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on September 8, 2003, the Company had outstanding and entitled to vote 21,120,445 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. (A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.) Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 501 Mercury Drive, Sunnyvale, California 94085, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

      The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2004 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the “SEC”) is May 17, 2004. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy, must give written notice to the Secretary at the principal executive offices of the Company not later than the close of business on August 1, 2004 nor earlier than the close of business on June 25, 2004. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Householding of Proxy Materials

      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

      This year, a number of brokers with account holders who are stockholders in the Company will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that your broker will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to: Investor Relations, Dionex Corporation, Evelyn Herring, 501 Mercury Drive, Sunnyvale, CA 94085 or contact Evelyn Herring at 1 (408) 481-4105. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

PROPOSAL 1

ELECTION OF DIRECTORS

      There are six nominees for the six Board positions presently authorized in the Company’s Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of the Company and all of the existing directors were elected by the stockholders.

      Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes of the holders of Common Stock present in person or represented by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

      The following information pertains to the nominees, their principal occupations for the preceding five-year period, certain directorships, and their ages as of August 31, 2003.

Name	Age	Principal Occupation/Positions Held with the Company

David L. Anderson	59	Managing Director of the general partner of Sutter Hill Ventures
A. Blaine Bowman	57	Chairman of the Board
Lukas Braunschweiler	47	President and Chief Executive Officer
B.J. Moore	67	Management Consultant
Riccardo Pigliucci	56	Chairman and Chief Executive Officer, Discovery Partners International
Michael W. Pope	37	President and Chief Executive Officer of DigitalThink, Inc.

      Mr. Anderson has been the managing director of the general partner of Sutter Hill Ventures, a venture capital investment partnership, since 1974. Mr. Anderson has served as a director of the Company since it began operations in 1980. Mr. Anderson is also a director of BroadVision, Inc., Molecular Devices Corporation and various private companies.

      Mr. Bowman has served as a director since the Company began operations in 1980 and as the Company’s President and Chief Executive Officer from that time until his resignation from those positions in August 2002. In August 2002, Mr. Bowman was appointed as Chairman of the Board. Mr. Bowman is also a director of Molecular Devices Corporation.

      Dr. Braunschweiler joined the Company as its President and Chief Executive Officer and as a director in August 2002. Prior to that time, Dr. Braunschweiler was employed by Mettler-Toledo, a supplier of precision instruments, where he served most recently as Group Vice President and Head of the Laboratory and Packing Division. Prior to that, he served in a variety of management positions at Mettler-Toledo.

      Mr. Moore is an independent management consultant. From December 1985 until July 1991, he was President of Outlook Technology, Inc., a company that manufactured and sold high performance instrumentation and was merged with Biomation Corporation in August 1991. Mr. Moore has served as a director of the Company since it began operations in 1980.

      Mr. Pigliucci is Chairman and Chief Executive Officer of Discovery Partners International, a supplier of equipment and services to the drug discovery market. From 1996 to 1997, Mr. Pigliucci was Chief Executive Officer of Life Sciences International, a supplier of scientific equipment and consumables to research, clinical and industrial markets. Prior to that, he held numerous management positions during his 23-year career at Perkin-Elmer Corporation, a life science and analytical instrument company, including President and Chief Operating Officer from 1993 to 1995. Mr. Pigliucci was elected as a director of the Company in March 1998. Mr. Pigliucci is also a director of Biosphere Medical Corporation and Epoch Pharmaceutical, Inc.

      Mr. Pope has served as the President and Chief Executive Officer of DigitalThink, Inc., a provider of custom e-learning solutions, since April 2002. From October 1999 to April 2002, he served as DigitalThink’s Vice President and Chief Financial Officer. From June 1992 to October 1999, Mr. Pope served in various positions at the Company, most recently as Chief Financial Officer from April 1994 to October 1999. Mr. Pope was elected as a director of the Company in October 2002. Mr. Pope is also a director of DigitalThink, Inc.

Certain Relationship and Related Transactions

      During the fiscal year ended June 30, 2003, Darren Bowman, Mr. Bowman’s son, was employed by the Company as a website consultant. Darren Bowman was paid an aggregate of $65,642 for his services.

Meetings; Committees

      During the fiscal year ended June 30, 2003, the Board held four meetings. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and reports the results of these activities to the Board. As part of this responsibility, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors, determines the engagement of the independent auditors, determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors, reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services, monitors the rotation of partners of the independent auditors on the Company engagement team as required by law, reviews the financial statements to be included in the Company’s Annual Report on Form 10-K and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements. The members of the Audit Committee are Messrs. Moore, Pigliucci and Pope. During the fiscal year ended June 30, 2003, the Audit Committee held five meetings. All existing members of the Audit Committee are independent directors within the meaning of Rule 4200(a)(14) of the Nasdaq Stock Market’s Marketplace Rules and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Mr. Pope is an “audit committee financial expert” within the meaning of Item 401, section (h), of Regulation S-K promulgated by the SEC. The Audit Committee is governed by a written charter adopted by the Board, a copy of which is attached as Appendix B to this Proxy Statement.

      The Compensation Committee reviews and administers the compensation of the Company’s officers and certain members of senior management of the Company. The members of the Compensation Committee are Messrs. Anderson, Moore, Pigliucci and Pope. During the fiscal year ended June 30, 2003, the Compensation Committee held four meetings.

      In July 2003, the Board formed a Nominating and Corporate Governance Committee (the “Nominating Committee”). The Nominating Committee oversees all aspects of the Company’s corporate governance functions on behalf of the Board, including oversight of the director nomination process, and makes recommendations to the Board regarding corporate governance issues. No procedure has been established for the consideration of nominees recommended by stockholders. The members of the Nominating Committee are Messrs. Anderson, Moore, Pigliucci and Pope.

      During the fiscal year ended June 30, 2003, each Board member attended at least 75% of the meetings of the Board and the committees upon which such member served.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003, which include the consolidated balance sheets of the Company as of June 30, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the fiscal years ended June 30, 2003, 2002 and 2001, and the notes thereto. This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with the accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Audit Committee discussed and reviewed the results of the independent auditors’ examination of the financial statements.

      In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company and received a letter and other written disclosures from the independent auditors as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee also reviewed all non-audit services performed by the independent auditors and considered whether the auditor’s provision of non-audit services is compatible with maintaining the auditor’s independence.

      The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held five meetings during the fiscal year ended June 30, 2003.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2003 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

B.J. MOORE
RICCARDO PIGLIUCCI
MICHAEL W. POPE

      1The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

ADOPTION OF 2003 EMPLOYEE STOCK PARTICIPATION PLAN

      In July 2003, the Board adopted the 2003 Employee Stock Participation Plan (the “Participation Plan”), subject to stockholder approval. There are 800,000 shares of the Company’s Common Stock reserved for issuance under the Participation Plan.

      Stockholders are requested in this Proposal 2 to approve the adoption of the Participation Plan. The affirmative vote of the holders of a majority of the shares represented at the meeting will be required to approve the adoption of the Participation Plan.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

      The full text of the Participation Plan is set forth in Appendix A to this Proxy Statement. The essential features of the Participation Plan are outlined below:

Purpose

      The purpose of the Participation Plan is to provide a means by which eligible employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Participation Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. At June 30, 2003, approximately 475 of the Company’s 941 employees would have been eligible to participate in the Participation Plan.

      The rights to purchase Common Stock granted under the Participation Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration

      The Participation Plan is administered by the Board, which has the final power to construe and interpret the Participation Plan and the rights granted thereunder. The Board has the power, subject to the provisions of the Participation Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company shall be eligible to participate in the Participation Plan. The Board has the power to delegate administration of the Participation Plan to a committee of not less than three Board members. The Board may abolish any such committee at any time and revest in itself the administration of the Participation Plan.

Offerings

      The Participation Plan is implemented by offerings of rights to all eligible employees from time to time by the Board, with no offering period to exceed 27 months. Offering periods may consist of one or more purchase periods. Subject to shareholder approval, the Company plans to commence a three-month offering period on November 1, 2003 with six-month offering periods thereafter.

Eligibility

      Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated from time to time by the Board) on the first day of an offering period is eligible to participate in that offering under the Participation Plan, provided such employee has been in the continuous employ of the Company for such period as the Board may require (but in no event shall such period be more than two years).

      Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Participation Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock that such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit such employee to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company or any parent or subsidiary of the Company in any calendar year.

Participation in the Plan

      Eligible employees become participants in the Participation Plan by delivering to the Company, within the time specified in the offering, an agreement authorizing payroll deductions of up to 10% of such employee’s base compensation during the purchase period.

Purchase Price

      The purchase price per share at which shares are sold in an offering under the Participation Plan is the lower of (a) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering or (b) 85% of the fair market value of a share of Common Stock on the last day of the purchase period.

Payment of Purchase Price; Payroll Deductions

      The purchase price of the shares is accumulated by payroll deductions over the offering period. At any time during the purchase period, a participant may terminate his or her payroll deductions. A participant may increase or begin payroll deductions after the beginning of any offering if the Board so provides in the offering. All payroll deductions made for a participant are credited to his or her account under the Participation Plan and deposited with the general funds of the Company. A participant may not make any additional payments into such account unless expressly provided for in the offering.

Purchase of Stock

      By executing an agreement to participate in the Participation Plan, an employee is entitled to purchase shares under the Participation Plan. In connection with offerings made under the Participation Plan, the Board may specify a maximum number of shares any employee may be granted the right to purchase and/ or a maximum aggregate number of shares that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically on each purchase date established for the offering at the applicable price. See “Withdrawal” below.

Withdrawal

      While each participant in the Participation Plan is required to sign an agreement authorizing payroll deductions, a participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Participation Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period.

      Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions, without interest, less any accumulated deductions previously applied to the purchase of stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Participation Plan.

Termination of Employee

      Rights granted pursuant to any offering under the Participation Plan terminate immediately upon cessation of an employee’s employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest, less any accumulated deductions previously applied to the purchase of stock.

Restrictions on Transfer

      Rights granted under the Participation Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

      The Board may suspend or terminate the Participation Plan at any time. Unless terminated earlier, the Participation Plan will terminate on July 28, 2013.

      The Board may amend the Participation Plan at any time. Any amendment of the Participation Plan must be approved by the stockholders within 12 months of its adoption by the Board to the extent stockholder approval is necessary for the Participation Plan to satisfy Section 423 of the Code or other applicable laws or regulations.

      Rights granted before amendment or termination of the Participation Plan will not be altered or impaired by any amendment or termination of the Participation Plan without consent of the person to whom such rights were granted.

Effect of Certain Corporate Events

      In the event of (i) a sale, lease, license or other disposition of all or substantially all of the assets of the Company in a single transaction or a series of transactions, (ii) a sale or other disposition of at least 50% of the outstanding securities of the Company in a single transaction or in a series of transactions or (iii) a specified type of merger of the Company, then, the surviving corporation will either assume the rights under the Participation Plan or substitute similar rights. If any surviving corporation does not assume such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of Common Stock within five business days prior to the corporate transaction under the ongoing offering and the participants’ rights under the ongoing offering will terminate immediately after the participant purchases shares of Common Stock under the Participation Plan.

Stock Subject to Participation Plan

      If rights granted under the Participation Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again become available for issuance under the Participation Plan.

Federal Income Tax Information

      Rights granted under the Participation Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under provisions of Section 423 of the Code.

      A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income tax will be due until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

      If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

      If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

      There are no federal tax consequences to the Company by reason of the grant or exercise of rights under the Participation Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation).

Other Stock Plans of the Company

      1984 Supplemental Stock Option Plan. The Company’s 1984 Supplemental Stock Option Plan (the “1984 Plan”) provided for grants of incentive and nonstatutory stock options. The 1984 Plan expired in August 1994. An aggregate of 2,379,500 shares of Common Stock were issued under the 1984 Plan. As of August 1, 2003, options to purchase 2,000 shares of common stock remain outstanding under the 1984 Plan and no shares remain available for grant. Under the 1984 Plan, options were granted to employees (including officers and directors) and consultants of the Company and any parent or subsidiary. The exercise price of incentive stock options granted under the 1984 Plan was not less than 100% of the fair market value of the Company’s Common Stock on the date of grant (or 110% if incentive stock options were granted to persons owning 10% or more of the Company’s stock), and the exercise price of nonstatutory stock options was not less than 85% of the fair market value of the common stock on the date of the grant. Outstanding options under the 1984 Plan have a maximum term of ten years and vest in 25% increments each year beginning one year from the date of grant. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, any surviving corporation shall assume the outstanding options under the 1984 Plan or such options shall continue in effect. If the surviving entity refuses to assume such options, the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event.

      1988 Directors’ Stock Plan. The Company’s 1988 Directors’ Stock Option Plan (the “Directors’ Plan”) provides for grants of nonstatutory stock options to the Company’s Non-Employee Directors (see “Executive Compensation — Compensation of Directors” below for the definition of “Non-Employee Director”). An aggregate of 300,000 shares of Common Stock has been reserved for issuance under the Directors’ Plan. As of August 1, 2003, options to purchase 66,000 shares of Common Stock were outstanding under the Directors’ Plan and 44,000 shares of Common Stock remained available for grant. The Directors’ Plan is administered by the Board. On the date of the annual meeting of stockholders, each member of the Board who is a Non-Employee Director is automatically granted under the Directors’ Plan, without further action by the Company, the Board or the stockholders of the Company, an option to purchase 4,000 shares of Common Stock of the Company. Each person who is elected for the first time to be a Non-Employee Director is automatically granted an option to purchase 10,000 shares of Common Stock of the Company. The exercise price of options granted under the Directors’ Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors’ Plan vest in 25% increments each year beginning one year from the date of grant. The term of options granted under the Directors’ Plan is five years from the date of grant. The Directors’ Plan contains change of control provisions similar to those described above with respect to the 1984 Plan. The Directors’ Plan will terminate when no shares remain available for grant thereunder.

      Stock Option Plan. The Company’s Stock Option Plan (the “Option Plan”) provides for grants of incentive and nonstatutory stock options. An aggregate of 7,650,000 shares of Common Stock has been reserved for issuance under the Option Plan. As of August 1, 2003, options to purchase 3,051,356 shares of Common Stock were outstanding under the Option Plan and 1,351,362 shares remained available for grant. Options may be granted to employees (including officers and directors) of the Company and any parent or subsidiary. The exercise price of incentive stock options granted under the Option Plan may not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant (or 110% if incentive stock options were granted to persons owning 10% or more of the Company’s stock), and the exercise price of nonstatutory stock options may not be less than 85% of the fair market value of the common stock on the date of the grant. All stock options have a maximum term of ten years and generally vest 25% in the first year and 6.25% each quarter beginning one year from the date of grant. Options may be exercised prior to vesting, subject to repurchase rights in favor of the Company that expire over the vesting period. The Option Plan and awards thereunder may be amended by the Board at any time or from time to time. Certain amendments require stockholder approval, if necessary, for the Option Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 under the Exchange Act or Nasdaq or other securities exchange listing requirements. The Option Plan contains change of control provisions similar to those described above with respect to the 1984 Plan. The Option Plan will terminate on August 26, 2005.

Equity Compensation Plan Information

      The Company grants options to its employees under the Dionex Corporation Stock Option Plan and has outstanding options under the Company’s now-expired 1984 Supplemental Stock Option Plan. The Company grants options to Non-Employee Directors under the Company’s 1988 Directors’ Stock Option Plan. Each of these equity compensation plans was adopted with the approval of the Company’s stockholders. The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of June 30, 2003.

Number of Securities
Remaining Available
	Number of Securities	Weighted-Average	for Issuance Under
	to be Issued upon Exercise	Exercise Price of	Equity Compensation
	of Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,119,356	$24.97	1,395,362
Equity compensation plans not approved by security holders	—		—

Total	3,119,356	$24.97	1,395,362

PROPOSAL 3

APPROVAL OF INDEPENDENT AUDITORS

      Deloitte & Touche LLP (“Deloitte & Touche”) has served as the Company’s independent auditors with respect to the Company’s books and accounts since the Company began operations in 1980.

      The stockholders are being asked to ratify the Audit Committee’s selection of Deloitte & Touche as independent auditors for the fiscal year ending June 30, 2004. Although it is not required to do so, the Audit Committee is submitting the approval of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to provide such ratification, the Audit Committee would reconsider its approval of Deloitte & Touche as independent auditors for the fiscal year ending June 30, 2004. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

      Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. They do not expect to make any statement, but will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

      The affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting will be required to ratify the selection of Deloitte & Touche.

Auditor’s Fees

      Fees for professional services (in thousands) provided by our independent auditors in each of the last two fiscal years, in each of the following categories, were:

	2003	2002

Audit Fees	$383	$305
Audit-Related Fees	12	10
Tax Fees	309	302
All Other Fees	—	—

Total Fees	$705	$617

      Fees for audit services include fees associated with the annual audit, and the reviews of the Company’s interim financial statements. Audit-related fees include fees associated with accounting consulting services. Tax fees include tax compliance and preparation work and tax consulting.

      The Audit Committee approved the independent auditors’ fees for fiscal year 2003 presented above. In the future, all audit and non-audit services provided to the Company by our independent auditors will be pre-approved by the Audit Committee in accordance with the policies and procedures set forth in the current Audit Committee Charter. A copy of the Audit Committee Charter is attached hereto as Appendix B.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of August 1, 2003 by (i) each director, (ii) each Named Executive Officer (as defined under “Executive Compensation”), (iii) all executive officers and directors as a group and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock:

	Beneficial Ownership(1)

	Number of	Percent of
Name of Beneficial Owner	Shares	Shares

Neuberger Berman, LLC(2)	1,699,114	8.1%
605 Third Avenue
New York, NY 10158-3698
Brown Capital Management, Inc.(3)	1,561,630	7.4%
1201 N. Calvert Street
Baltimore, MD 21202
Janus Capital Management LLC(4)	1,433,775	6.8%
100 Fillmore Street
Denver, CO 80206
A. Blaine Bowman(5)	1,191,513	5.5%
Barton Evans, Jr.(5)(6)	420,675	2.0%
David L. Anderson(5)	292,032	1.4%
Brent J. Middleton(5)	123,326	*
Lukas Braunschweiler(5)	95,000	*
Nebojsa Avdalovic(5)	68,914	*
B. J. Moore(5)	24,510	*
Riccardo Pigliucci(5)	8,500	*
Michael W. Pope(5)	500	*
All executive officers and directors as a group (15 persons)(7)	2,606,574	11.6%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 20,959,951 shares outstanding on August 1, 2003 adjusted as required by rules promulgated by the SEC.

(2)	Neuberger Berman, LLC is a registered investment advisor. As of December 31, 2002, Neuberger Berman, LLC had sole voting power with respect to 51,690 shares and shared voting power with respect to 1,152,400 shares. Neuberger Berman, LLC has shared dispositive power on all shares set forth above.

(3)	Brown Capital Management, Inc. is a registered investment advisor. As of December 31, 2002, Brown Capital Management, Inc. has sole dispositive with respect to all of the shares set forth above and sole voting power with respect to 1,129,830 shares.

(4)	Janus Capital Management LLC is a registered investment advisor. As of December 31, 2002, Janus Capital Management LLC had shared dispositive and voting power with respect to all of the shares set forth above.

(5)	Includes shares subject to outstanding stock options that were exercisable on August 1, 2003 or that could become exercisable within 60 days thereafter, as follows: Mr. Bowman, 658,125 shares;

Dr. Braunschweiler, 60,000 shares; Mr. Evans, 290,437 shares; Mr. Anderson, 10,000 shares; Mr. Middleton, 118,500 shares; Dr. Avdalovic, 62,438 shares; Mr. Moore, 10,000 shares; Mr. Pigliucci, 6,000 shares; and Mr. Pope, 0 shares.

(6)	Mr. Evans resigned as the Executive Vice President and Chief Operating Officer of the Company effective June 30, 2003.

(7)	Includes shares described in note 5 above and 297,147 additional shares subject to outstanding stock options held by other executive officers of the Company that were exercisable on August 1, 2003 or that could become exercisable within 60 days thereafter.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except one report on Form 4, covering one transaction, was filed one day late by Ms. Der Min Fan.

EXECUTIVE COMPENSATION

Compensation of Directors

      In fiscal 2003, each Non-Employee Director (as defined below) received an annual fee of $16,500, a fee of $1,250 for each regularly scheduled meeting attended, including Audit Committee meetings, and a fee of $800 for every other meeting attended. A Non-Employee Director is defined as a director who is not an employee of the Company or any parent corporation or subsidiary corporation of the Company as those terms are defined in Code Sections 424(e) and (f), respectively (any such corporation, an “Affiliate”) and has not been an employee of the Company or any Affiliate for all or part of the preceding fiscal year. The annual fee payable to Non-Employee Directors during fiscal year 2004 will remain the same as in fiscal year 2003.

      In addition, each Non-Employee Director is eligible for option grants under the Company’s 1988 Directors’ Stock Option Plan (the “Directors’ Plan”). The Directors’ Plan is administered by the Board. On the date of the annual meeting of stockholders, each member of the Board who is a Non-Employee Director, as defined above, is automatically granted under the Directors’ Plan, without further action by the Company, the Board or the stockholders of the Company, a nonstatutory stock option to purchase 4,000 shares of Common Stock of the Company. Each person who is elected for the first time to be a Non-Employee Director is automatically granted an option to purchase 10,000 shares of Common Stock of the Company. The exercise price of options granted under the Directors’ Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors’ Plan vest in 25% increments each year beginning one year from the date of grant. The term of options granted under the Directors’ Plan is five years from the date of grant. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, any surviving corporation shall assume any options outstanding under the Directors’ Plan or such options shall continue in effect. If the surviving entity refuses to assume such options, the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event.

      During the last fiscal year, the Company granted options to purchase 22,000 shares of Common Stock to the Non-Employee Directors at a weighted average exercise price per share of $30.72. Options to purchase

29,000 shares of Common Stock granted under the Directors’ Plan were exercised during the fiscal year ended June 30, 2003, and the value realized upon exercise of such options was $122,810.

Compensation of Executive Officers

      The following table sets forth, for the fiscal years ended June 30, 2003, 2002, and 2001, certain compensation awarded or paid to, or earned by, (i) the Company’s Chief Executive Officer, Dr. Lukas Braunschweiler, (ii) the Company’s former Chief Executive Officer, A. Blaine Bowman and (iii) the Company’s three other most highly compensated executive officers (collectively, the “Named Executive Officers”). Mr. Bowman resigned as Chief Executive Officer of the Company effective August 2, 2002 and Dr. Braunschweiler was appointed Chief Executive Officer of the Company in early August 2002.

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
				Awards

		Annual Compensation		Number of Shares
				of Common Stock	All Other
Name and Principal Position	Year	Salary($)(1)	Bonus($)(2)	Underlying Options	Compensation($)(3)

A. Blaine Bowman(4)	2003	261,538	222,256	—	6,250
Chairman of the Board	2002	413,137	180,878	150,000	11,000
	2001	397,019	163,974	—	9,919
Lukas Braunschweiler(5)	2003	324,519	361,929	240,000	65,000
President and Chief Executive Officer
Barton Evans, Jr.(6)	2003	335,077	167,531	—	8,457
Executive Vice President	2002	327,963	96,867	90,000	8,200
and Chief Operating Officer	2001	295,327	92,019	80,000	9,919
Nebojsa Avdalovic	2003	255,662	124,007	—	11,200
Vice President	2002	249,401	82,119	45,000	9,550
	2001	238,212	46,185	—	9,602
Brent J. Middleton	2003	252,931	124,722		11,314
Vice President	2002	242,340	81,849	60,000	9,221
	2001	230,828	65,822	—	9,894

(1)	Includes amounts earned but deferred at the election of the Named Executive Officers pursuant to the Company’s 401(k) Plan.

(2)	Amounts shown include amounts earned under the Company’s Employee Profit Sharing Plan and the Management Bonus Plan. Under the Employee Profit Sharing Plan, amounts earned in fiscal years 2003, 2002, and 2001, respectively, were as follows: Mr. Bowman $36,706, $30,878 and $38,974; Dr. Braunschweiler $52,679; Mr. Evans $38,043, $21,867 and $27,019; Dr. Avdalovic $28,728, $17,119 and $20,185; and Mr. Middleton $28,591, $16,849 and $20,822. Under the Management Bonus Plan, amounts earned in fiscal years 2003, 2002 and 2001, respectively, were as follows: Mr. Bowman $185,550, $150,000, and $125,000; Dr. Braunschweiler $309,250; Mr. Evans $129,488, $75,000 and $65,000; Dr. Avdalovic $95,279, $65,000 and $26,000; and Mr. Middleton $96,131, $65,000 and $45,000.

(3)	Amounts shown represent Company contributions to the Company’s 401(k) Plan. For Dr. Braunschweiler this amount represents relocation reimbursements.

(4)	Mr. Bowman resigned as the President and Chief Executive Officer of the Company effective August 2, 2002.

(5)	Dr. Braunschweiler became the President and Chief Executive Officer of the Company in early August 2002.

(6)	Mr. Evans resigned as the Executive Vice President and Chief Operating Officer of the Company effective June 30, 2003.

Stock Option Grants and Exercises

      The Company grants options to its executive officers under the Option Plan. As of August 1, 2003, options to purchase a total of 3,053,356 shares were outstanding under the Option Plan and the Company’s now-expired 1984 Plan. As of August 1, 2003, options to purchase 1,351,362 shares remained available for grant under the Option Plan.

      The following tables show, for the fiscal year ended June 30, 2003, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

	Number of				Potential Realizable
	Shares of	% of Total			Value at Assumed
	Common	Options			Annual Rates of Stock
	Stock	Granted to			Price Appreciation
	Underlying	Employees	Exercise		for Option Term($)(4)
	Options	in Fiscal	Price Per	Expiration
Name	Granted(1)	Year(2)	Share($)(3)	Date	5%	10%

Mr. Bowman	—	—	—	—	—	—
Dr. Braunschweiler	240,000	97.2%	25.60	8/4/12	3,863,962	9,791,693
Mr. Evans	—	—	—	—	—	—
Dr. Avdalovic	—	—	—	—	—	—
Mr. Middleton	—	—	—	—	—	—
All stockholders as a group(5)					317.7 million	805.1 million

(1)	Consists of incentive stock options to purchase 15,624 shares of Common Stock and nonstatutory stock options to purchase 224,376 shares of Common Stock granted under the Option Plan. Each of such options has a ten-year term, subject to earlier termination upon death, disability or termination of employment, and vests over four years from the date of the grant. The exercise price of such options are equal to 100% of the fair market value of the Company’s Common Stock at August 5, 2002, based on the closing sales price of the Common Stock as reported on the Nasdaq National Market for the business day prior to the date of grant. The Option Plan contains provisions permitting the Board to accelerate vesting of outstanding options. In addition, in the event of a dissolution or liquidation of the Company, a specified stockholder-approved merger or a sale of all or substantially all of the assets of the Company, to the extent permitted by law, vesting with respect to each outstanding option will automatically be accelerated, unless such options are either assumed by any successor corporation (or its parent corporation) or are otherwise replaced with comparable options to purchase shares of the capital stock of such successor corporation or parent thereof.

(2)	Based on options to purchase 248,000 shares of Common Stock granted to employees in the fiscal year ended June 30, 2003.

(3)	All options were granted at fair market value (as defined in the Option Plan) of the Company’s Common Stock on the date of grant.

(4)	In accordance with the rules of the SEC, the table sets forth the hypothetical gains or “option spreads” that would exist for such options at the end of their respective terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date of grant to the end of the option term (ten years). The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually, for the entire term of the option, and that the option is exercised and sold on the last day of its term at the appreciated stock price.

For example, a stockholder who purchased one share of stock on August 5, 2002 at $25.60, held the stock for ten years (while the stock appreciated at 5% or 10% annual rate, respectively) and sold it on August 4, 2012, would have profits of $16.10 and $40.80, respectively, on his or her $25.60 investment. No gain to the optionee is possible unless the price of the Company’s Common Stock increases over the option term, benefiting all of the Company’s stockholders. These amounts represent certain assumed rates of appreciation in accordance with the rules of the SEC and do not reflect the Company’s estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company’s Common Stock.

(5)	These amounts represent the increase in the aggregate market value of the Company’s Common Stock outstanding as of August 5, 2002 (21,067,172 shares) assuming the annual rates of stock price appreciation set forth above over the ten-year period used for the Named Executive Officers. These amounts do not reflect the Company’s estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company’s Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

			Number of Shares of
	Number of		Common Stock Underlying	Value of Unexercised
	Shares		Unexercised Options at	In-the-Money Options
	Acquired	Value	Fiscal Year End	at Fiscal Year End
Name	on Exercise	Realized($)(1)	Exercisable/Unexercisable(2)	Exercisable/Unexercisable($)(3)

Mr. Bowman	140,000	2,982,100	648,750/141,250	11,810,575/1,845,150
Dr. Braunschweiler	—	—	0/240,000	0/3,393,600
Mr. Evans	84,500	1,663,133	278,249/111,251	4,709,448/1,258,145
Dr. Avdalovic	33,800	575,743	58,875/36,125	730,530/504,420
Mr. Middleton	12,000	202,230	113,500/52,500	1,542,440/705,850

(1)	Represents the fair market value of the underlying shares on the date of exercise (based upon the closing sales price reported on the Nasdaq National Market or the actual sales price if the shares were sold by the optionee) less the exercise price.

(2)	Includes both “in-the-money” and “out-of-the-money” options. An “in-the-money” option has an exercise price below the market price of the Company’s Common Stock on the last day of the fiscal year.

(3)	Represents the fair market value of the underlying shares on the last day of the fiscal year ($39.74 per share based on the closing sales price of the Company’s Common Stock as reported on the Nasdaq National Market) less the exercise price.

Change of Control Agreements

      The Company Change in Control Severance Benefit Plan (the “Change in Control Plan”) was established effective October 5, 2001. The purpose of the Change in Control Plan is to provide for the payment of severance benefits to certain eligible employees of the Company whose employment with the Company is terminated within 13 months following a change in control without cause or is constructively terminated. Eligible employees are executive employees of the Company who have been designated by the Board as eligible employees. The following employees have been designated by the Board as eligible employees: Mr. Bowman, Dr. Braunschweiler, Dr. Avdalovic, Mr. Kevin Chance, Ms. Der Min Fan, Mr. Peter Jochum, Mr. McCollam, Mr. Middleton, Mr. Christopher Pohl and Mr. Jeff Thompson. An employee who otherwise is an eligible employee will not receive benefits under the Change in Control Plan if the employee has executed an individual severance benefit or change in control agreement with the Company, the employee’s employment with the Company is involuntarily terminated by the Company other than in an involuntary termination without cause, the employee voluntarily terminates employment with the Company and such termination does not constitute a constructive termination (as defined in the Change in Control Plan), the employee voluntarily terminates employment with the Company in order to accept employment with another entity that is wholly or partly owned by the Company, or the employee is offered immediate reemployment by a successor to the Company following a change in ownership of the Company. To receive benefits under the Change of Control Plan, an eligible employee must execute a release of claims in favor of the Company and such release must become effective in accordance with its terms.

      Under the Change in Control Plan, each eligible employee shall receive 12 months of base salary if terminated without cause or if constructively terminated within 13 months following the effective date of a change in control. Each eligible employee shall also receive a bonus payment equal to the average of the employee’s annual bonuses paid by the Company with respect to the last three complete fiscal years of the Company for which the employee was eligible to receive a bonus (or such fewer fiscal years for which the employee was eligible to receive an annual bonus). For a period of 12 months following the date of the employee’s termination, the Company shall also pay the portion of the premiums of each eligible employee’s group medical, dental and vision coverage, including coverage for the eligible employee’s eligible dependents, that the Company paid prior to the employee’s termination, provided that the eligible employee elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985. In addition, effective as of the date of the employee’s termination, each eligible employee shall be credited with full acceleration of vesting for all options outstanding that the employee holds on such date that have not yet vested. On behalf of an eligible employee, the Company shall pay for an executive assistance program for a period not to exceed three months and at a cost not to exceed $7,500, provided that the eligible employee enrolls in the program within six months following the employee’s termination.

      The Company may amend or terminate the Change in Control Plan at any time; provided, however, that no such amendment or termination may occur following a change in control if such amendment or termination would affect the rights of any persons who were employed by the Company prior to the change in control.

      The payment of severance benefits and the acceleration of stock option vesting in the event of a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Compensation Committee Interlocks and Insider Participation

      The Company’s Compensation Committee is composed of four non-employee directors: Messrs. Anderson, Moore, Pigliucci and Pope. No current member of the Compensation Committee is an officer or employee of the Company and no executive officer of the Company serves as a member of a compensation committee of any entity that has one or more executive officers serving as a member of the Compensation Committee.

COMPENSATION COMMITTEE REPORT2

      The Compensation Committee of the Board (the “Compensation Committee”) consists of non-employee directors and establishes compensation policies and practices for the Company’s Chief Executive Officer and its other executive officers. All compensation at the Company is based upon a sustained high level of individual performance and the Company’s overall performance. The Compensation Committee provides direction and makes recommendations on all compensation matters relating to executive officers and other senior management employees, including stock option grants.

Compensation Philosophy

      The goal of the compensation program is to tie compensation to the attainment of specific business and individual objectives, while providing compensation sufficient to attract, retain, motivate and reward executive

      2The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

officers and other key employees who contribute to the long-term success of the Company. In furtherance of these goals, annual base salaries are generally set at levels that take into account both competitive and performance factors. The Company also relies to a significant degree on annual longer-range incentive compensation in order to retain and motivate its executives. Incentive compensation is variable and is closely tied to corporate performance to encourage profitability, growth and the enhancement of stockholder value. The Company’s total compensation package, composed of base salary, bonus awards and stock option grants, is designed to be competitive with leading separations science and high technology companies with which the Company competes for employees.

Cash-Based Compensation

      Cash-based compensation paid to executive officers in fiscal year 2003 consisted of base salary, including amounts paid pursuant to the Company’s Employee Profit Sharing Plan, and an annual incentive award under the Company’s Management Bonus Plan. For fiscal year 2003, in making its competitive analysis of cash-based executive compensation, the Compensation Committee reviewed surveys provided by Towers Perrin, Watson Wyatt and Radford, all nationally recognized consulting organizations specializing in executive compensation, of compensation paid to executive officers of separations science and high technology companies. Generally, the Compensation Committee sets annual base salary levels and bonus amounts to provide for a total cash-based compensation that is within the second and third quartiles of compensation paid to executive officers of separations science and high technology companies with which the Company competes for talented executives.

Base Salary

      The Compensation Committee annually reviews and adjusts each executive officer’s base salary. To ensure retention of qualified management, the Compensation Committee generally sets base salaries paid to executive officers at competitive levels, based on the surveys described above. In addition, when reviewing base salaries, the Compensation Committee considers both qualitative and quantitative factors relating to individual and corporate performance, levels of responsibility, prior experience and breadth of knowledge. The Compensation Committee does not base its considerations on any single one of these factors nor does it specifically assign relative weights to these factors. In many instances, judgments based on these qualitative factors necessarily involve a subjective assessment by the Compensation Committee. Generally, in determining salary adjustments for executive officers (other than the Chief Executive officer), the Compensation Committee relies primarily on the evaluation and recommendations of the Chief Executive Officer.

Employee Profit Sharing Plan

      The Company’s Employee Profit Sharing Plan (the “EPSP”) has been established to reward all North American full-time employees of the Company, including executive officers, for their contributions to the Company’s profitability for any given year. The structure of the EPSP provides for the development of a compensation pool, the size of which is based on profits for a given year. In fiscal year 2003, each eligible employee, including each of the executive officers, received pursuant to the EPSP an amount equal to 8.1% of such employee’s eligible compensation.

Annual Incentive Award

      The Management Bonus Plan (the “MBP”), an annual incentive award plan, is a variable pay program for officers and other senior managers of the Company. The actual bonus award earned depends on the extent to which the Company’s and the individual’s quantitative and measurable performance objectives are achieved for any given year. The Company’s objectives consist of achieving operating and strategic financial growth goals that are considered to be critical to the Company’s fundamental long-term goal of building stockholder value as established at the beginning of each year. These criteria change from year to year. At the end of each fiscal year, the Compensation Committee evaluates the degree to which the Company has met its goals, and if any other significant factors may have positively or negatively affected the Company’s performance. The

Compensation Committee then determines individual awards for the Company’s executive officers under the MBP by evaluating the extent to which the Company’s and the individual’s objectives were achieved.

Cash-Based Compensation for Fiscal 2003

      The amount of the aggregate of Dr. Braunschweiler’s base salary and EPSP award for fiscal year 2003, in addition to his annual bonus under the MBP, was in the third quartile compared to the surveyed group of leading separations science and high technology companies. Following a review of the above-described surveys, the Compensation Committee determined that Dr. Braunschweiler should receive a base salary increase, however, at Dr. Braunschweiler’s request, the Committee kept his base annual salary for fiscal year 2004 at $375,000.

      In setting Dr. Braunschweiler’s base salary and amount of award under the MBP for fiscal year 2003, the Compensation Committee took into account, in addition to competitive considerations, the Compensation Committee’s evaluation of Dr. Braunschweiler’s contribution to the performance of the Company in fiscal 2003. The Company’s Chief Executive Officer approves the recommendations for everyone below the executive officer level. In particular, the Compensation Committee took into consideration the Company’s financial performance, including sales growth and profitability, as well as contributions by Dr. Braunschweiler to achievements in strategic planning and positioning. The Compensation Committee also considered Dr. Braunschweilers’s leadership and experience in the separations science industry and the scope of Dr. Braunschweiler’s responsibility. As a result of this assessment, Dr. Braunschweiler was awarded an annual bonus of $309,250.

      Similar competitive consideration and corporate and individual performance factors accounted for increases in base salaries and were taken into consideration in determining awards under the MBP for other executive officers for fiscal year 2003. The percentage increase in base salaries of executive officers ranged from 0% to 6%. The executive officers received awards under the MBP ranging from 18% to 39% of their base salaries.

Equity-Based Compensation

      The Company utilizes a long-term incentive program, currently consisting of the Option Plan to further align the interests of stockholders and management by creating common incentives related to the possession by management of substantial economic interest in the long-term appreciation of the Company’s stock. In determining the size of an option to be granted to an executive officer, the Compensation Committee takes into account the officer’s position and level of responsibility within the Company, the officer’s existing stock and vested option holdings, the potential reward to the officer if the stock price appreciates in the public market, and the competitiveness of the officer’s overall compensation arrangements, including stock options. Additional long-term incentives will be provided through the Company’s 2003 Employee Stock Participation Plan under which all eligible employees, including eligible executive officers of the Company, may purchase stock of the Company at 85% of fair market value, subject to specified limits.

      In fiscal year 2003, the Company did not grant any options to any Named Executive Officer, except for Dr. Braunschweiler upon his appointment as the Company’s President and Chief Executive Officer.

      Section 162(m) of the Code generally limits the Company’s deduction, for federal income tax purposes, to no more than $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation.” The Compensation Committee has determined that stock options granted under the Option Plan with an exercise price at least equal to the fair market value of the Company’s Common Stock on the date of grant shall be treated as “performance-based compensation.” In fiscal year 1996, the Company’s stockholders approved a provision of the Option Plan that sets a limit on the maximum number of shares that can be granted subject to an option in any calendar year which enables any compensation recognized by a Named Executive Officer as a result of the grant of such a stock option to qualify as “performance-based compensation” and thus be deductible by the Company without regard to the $1 million limit otherwise imposed by Code Section 162(m). The Compensation Committee believes that it is unlikely that compensation, excluding the value of any stock options granted under the Option Plan, paid to any Named Executive Officer in a taxable year which is subject to the limitation will exceed $1 million.

COMPENSATION COMMITTEE OF THE BOARD
OF DIRECTORS

DAVID L. ANDERSON
RICCARDO PIGLIUCCI
B.J. MOORE
MICHAEL W. POPE

PERFORMANCE MEASUREMENT COMPARISON1

      The following chart shows total stockholder return for the Standard & Poor’s 500 Stock Index, a peer group index comprised of all public companies using SIC Code 3826 (Laboratory Analytical Instruments) (the “Peer Group”)2 and for the Company:

COMPARISON OF FIVE-YEAR TOTAL CUMULATIVE RETURN ON INVESTMENT3

      1 This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

      2 Upon written request of a stockholder, the Company will provide a list of companies comprising the Peer Group as well as the list of companies that were included in the prior year’s Peer Group but are not included in this year’s Peer Group because such companies are no longer listed under the SIC Code 3826 and companies that were not included in the prior year’s Peer Group but are included in this year’s Peer Group because such companies are currently, but were not in the prior year, listed under the SIC Code 3826.

      3 The total return on investment (change in year-end stock price plus reinvested dividends) for the Company, the Standard & Poor’s 500 Stock Index and the Peer Group, is based on an investment of $100 in cash on June 30, 1998. In accordance with the rules of the SEC, the returns of companies comprising the Peer Group are weighted according to their respective stock market capitalization at the beginning of each period for which a return is indicated.

OTHER MATTERS

      The Board does not know of any other matters that may come before the meeting. If any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

By Order of the Board of Directors

CHRISTOPHER A. WESTOVER
Secretary

September 19, 2003

APPENDIX A

DIONEX CORPORATION

2003 EMPLOYEE STOCK PARTICIPATION PLAN

Adopted by the Board of Directors July 29, 2003

1.     Purpose

      (a) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

      (b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

      (c) The Company intends that the Purchase Rights be considered options issued under an Employee Stock Purchase Plan.

2.     Definitions.

      (a) “Board” means the Board of Directors of the Company.

      (b) “Code” means the Internal Revenue Code of 1986, as amended.

      (c) “Committee” means a committee appointed by the Board in accordance with Section 3(c) of the Plan.

      (d) “Common Stock” means the common stock of the Company.

      (e) “Company” means Dionex Corporation, a Delaware corporation.

      (f) “Contributions” means the payroll deductions, and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount through payroll deductions withheld during the Offering.

      (g) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company;

(ii) a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

      (h) “Director” means a member of the Board.

      (i) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

      (j) “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. Neither service as a Director nor payment of a director’s fee shall be sufficient to make an individual an Employee of the Company or a Related Corporation.

      (k) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

      (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      (m) “Fair Market Value” means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the security, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the Trading Day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

      (n) “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

      (o) “Offering Date” means a date selected by the Board for an Offering to commence.

      (p) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (q) “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

      (r) “Plan” means this Dionex Corporation 2003 Employee Stock Participation Plan.

      (s) “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

      (t) “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

      (u) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

      (v) “Related Corporation” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

      (w) “Securities Act” means the Securities Act of 1933, as amended.

      (x) “Trading Day” means any day the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be any established stock exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or otherwise, is open for trading.

3.     Administration

      (a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

      (b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided Section 14.

(v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

      (c) The Board may delegate administration of the Plan to a Committee of the Board composed of not fewer than three (3) or more members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.

4.	Shares of Common Stock Subject to the Plan

      (a) Subject to the provisions of Section 14 relating to adjustments upon changes in securities, the shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed in the aggregate eight hundred thousand (800,000) shares of Common Stock. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

5.	Grant of Purchase Rights; Offering

      (a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

      (b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

6.	Eligibility

      (a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation. Except as provided in Section 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year.

      (b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

      (c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

      (d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

      (e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.	Purchase Rights; Purchase Price

      (a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding ten percent (10%) of such Employee’s Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

      (b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

      (c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

      (d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.	Participation; Withdrawal; Termination

      (a) A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s Earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions.

      (b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, without interest, and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

      (c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

      (d) Purchase Rights shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution and, during a Participant’s lifetime, shall be exercisable only by such Participant.

9.	Exercise

      (a) On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

      (b) The amount, if any, of accumulated Contributions remaining in a Participant’s account after the purchase of shares of Common Stock which is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest. The amount, if any, of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock which is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering shall be distributed in full to such Participant at the end of the Offering, without interest.

      (c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock) shall be distributed to the Participants.

10.	Covenants of the Company

      The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.	Use of Proceeds from Shares of Common Stock

      Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

12.	Rights as a Stockholder

      A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

13.	Adjustments upon Changes in Securities; Corporate Transactions

      (a) If any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4(a), and the outstanding Purchase Rights shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

      (b) In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not continue or assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within five (5) business days prior to the Corporate Transaction under the ongoing Offering, and the Participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

14.	Amendment of the Plan

      (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

      (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights into compliance therewith.

      (c) The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except: (i) with the consent of the person to whom such Purchase Rights were granted, or (ii) as necessary to comply with any laws or governmental regulations (including, without limitation, the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans).

15.	Termination or Suspension of the Plan

      (a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) Any benefits, privileges, entitlements and obligations under any Purchase Rights while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights comply with the requirements of Section 423 of the Code.

16.	Effective Date of Plan

      The Plan shall become effective as determined by the Board, but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

17.	Miscellaneous Provisions

      (a) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

      (b) The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

APPENDIX B

DIONEX CORPORATION

CHARTER OF THE AUDIT COMMITTEE

Purpose and Policy

      The primary purpose of the Audit Committee shall be to act on behalf of the Company’s Board of Directors in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting, financial reporting practices and audits of financial statements as well as the quality and integrity of the Company’s financial statements and reports, as well as the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent outside auditors (the “Auditors”) and the performance of the Company’s internal audit function. The Committee shall also provide oversight assistance in connection with legal and ethical compliance programs as established by management and the Board. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

      The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee, the Auditors and the Company’s financial and corporate management.

Composition

      The Audit Committee shall consist of at least three members of the Board of Directors. The members of the Committee shall satisfy the independence and financial literacy requirements of The Nasdaq Stock Market (“Nasdaq”) applicable to Audit Committee members as in effect from time to time when and as required by Nasdaq. At least one member shall satisfy the applicable Nasdaq financial experience requirements as in effect from time to time.

Meetings and Minutes

      The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

Authority

      The Audit Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to retain, at the Company’s expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company, attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

Responsibilities

      The Audit Committee shall oversee the Company’s financial reporting process on behalf of the Board, shall have direct responsibility for the oversight of the Auditors and shall report the results of its activities to the Board. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall, to the extent the Committee deems necessary or appropriate, be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

External Audit Retention

      1.     To evaluate the performance of the Auditors, to assess their qualifications and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year, which retention shall be subject only to ratification by the Company’s stockholders.

      2.     To determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the compensation to be paid to the Auditors which approval may be pursuant to preapproval policies and procedures, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

      3.     To determine and approve engagements of the Auditors, prior to commencement of such engagement (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

      4.     To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

Audit Independence

      5.     At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

      6.     To consider and, if deemed appropriate, adopt a policy regarding Audit Committee preapproval of employment by the Company of individuals formerly employed by the Company’s Auditors and engaged on the Company’s account.

Disclosure of Financial Reporting

      7.     To review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.

      8.     To discuss with management and the Auditors results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Audit Committee by the Auditors under generally accepted auditing standards.

      9.     To discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Audit Committee by the Auditors under generally accepted auditing standards.

      10.     To review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

      11.     To review and discuss with management and the Auditors, as appropriate, earnings press releases as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made.

      12.     To review with management and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management and any other significant reporting issues and judgments.

General Assessment

      13.     To review and discuss with management and the Auditors, as appropriate, the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

      14.     To evaluate the cooperation received by the Auditors during their audit examination, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information.

      15.     To review with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

      16.     To review with the Auditors communications between the audit team and the firm’s national office with respect to accounting or auditing issues presented by the engagement.

      17.     To review with the Auditors and management any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any conflicts regarding financial reporting.

      18.     To confer with the Auditors and with the management of the Company regarding the scope, adequacy and effectiveness of internal auditing and financial reporting controls in effect

      19.     Periodically, to meet in separate sessions with the Auditors and management to discuss any matters that the Audit Committee, the Auditors or management believe should be discussed privately with the Committee.

      20.     To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Audit Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

      21.     To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      22.     To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and

Non-Audit-Related Matters

      23.     To investigate any matter brought to the attention of the Audit Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

      24.     To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

      25.     To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

      26.     To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the performance or independence of the Company’s Auditors, or such other matters as the Audit Committee deems appropriate from time to time or whenever it shall be called upon to do so. Otherwise, include other language.

      27.     To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Audit Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to generally accepted accounting principles or otherwise comply with applicable laws.

DETACH HERE	ZDNXC2

PROXY

DIONEX CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 24, 2003

     The undersigned hereby appoints Lukas Braunschweiler and Craig A. McCollam, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Dionex Corporation that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Dionex Corporation to be held at Dionex Corporation, 501 Mercury Drive, Sunnyvale, California 94085 on Friday, October 24, 2003 at 9:30 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, EACH AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DIONEX CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

	Vote-by-Internet			Vote-by-Telephone

1.	Log on to the Internet and go to http://www.eproxyvote.com/dnex	OR	1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZDNXC1

☒	Please mark votes as in this example.	#DNX

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

1.	To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.
Nominees: (01) David L. Anderson, (02) A. Blaine Bowman, (03) Lukas Braunschweiler, (04) B.J. Moore, (05) Riccardo Pigliucci and (06) Michael W. Pope.

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐	To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) above:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

		FOR	AGAINST	ABSTAIN
2.	To approve adoption of the 2003 Employee Stock Participation Plan.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

		FOR	AGAINST	ABSTAIN
3.	To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending June 30, 2004.	☐	☐	☐

Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears here on. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date: